UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 18, 2021

NEWBURY STREET ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40251	85-3985188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Newbury Street

Boston, MA 02116

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (617) 893-3057

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one-half of one Redeemable Warrant	NBSTU	The Nasdaq Stock Market LLC

Common Stock, par value $0.0001 per share	NBST	The Nasdaq Stock Market LLC

Warrants, each exercisable for one share of Common Stock for $11.50 per share	NBSTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements.

In connection with the preparation of its financial statements as of September 30, 2021, the management of Newbury Street Acquisition Corp. (the “Company”), in consultation with its advisors, identified an error made in certain of its previously issued financial statements, arising from the manner in which, as of the closing of the Company’s initial public offering, the Company valued its  common stock subject to possible redemption. The Company previously determined the value of such common stock  to be equal to the redemption value of such shares, after taking into consideration the terms of the Company’s Second Amended and Restated Certificate of Incorporation, under which a redemption cannot result in net tangible assets being less than $5,000,001. Management has now determined, after consultation with its advisors, that the  common stock underlying the units issued during its initial public offering can be redeemed or become redeemable subject to the occurrence of future events considered to be outside the Company’s control. Therefore, management has concluded that the redemption value of its common stock subject to possible redemption should reflect the possible redemption of all such shares. As a result, management has noted a reclassification error related to temporary equity and permanent equity, which has resulted in a restatement of the initial carrying value of the  common stock subject to possible redemption, with the offset recorded to additional paid-in capital (to the extent available), accumulated deficit and common stock.

On November 18, 2021, the Company’s audit committee determined, after discussion with the Company’s management and advisors, that the Company’s audited balance sheet as of March 25, 2021, as restated in the Company’s Form 10-Q for the quarterly period ended March 31, 2021, and the Company’s unaudited condensed financial statements included in the Company’s Form 10-Q for the quarterly period ended March 31, 2021 and its Form 10-Q for the quarterly period ended June 30, 2021, should no longer be relied upon due to the reclassification described above. The Company has reflected this reclassification in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 filed with SEC on November 16, 2021.

The Company does not expect the changes described above to have any impact on its cash position or the balance held in the trust account.

The Company’s management has concluded that in light of the classification error described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective. The Company’s remediation plan with respect to such material weakness is described in more detail in the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021.

The Company’s management and audit committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with Marcum LLP, the Company’s independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWBURY STREET ACQUISITION CORPORATION

	By:	/s/ Thomas Bushey
Name: Thomas Bushey
Title: Chief Executive Officer

Dated: November 18, 2021